FEDERATED GOVERNMENT TRUST

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900


                                  July 1, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549


       RE:    FEDERATED GOVERNMENT TRUST
                  Automated Government Cash Reserves
                  Automated Treasury Cash Reserves
                  U.S. Treasury Cash Reserves
                    Institutional Shares
                    Institutional Service Shares

              1933 Act File No. 33-32755
              1940 Act File No. 811-5981




Dear Sir or Madam:


         Pursuant to Rule 497(c) of the Securities Act of 1933, the definitive Prospectus and Statement of Additional Information of the above-referenced Trust dated June 30, 1997, are hereby electronically transmitted.


         There are no changes from the Trust's Prospectus and Statement filed pursuant to Rule 485(b) as Post-Effective Amendment No. 17 with the Commission on June 23, 1997.


         If you have any questions regarding this filing, please call Matthew S. Hardin at (412) 288-8515.



                                              Very truly yours,



                                              /s/Daniel J. Perry
                                              Daniel J. Perry, Esquire


Enclosures